UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 24, 2018

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On October 24, 2018, PTC Inc. announced its financial results for its fourth quarter and fiscal year ended September 30, 2018. PTC also posted a copy of its supplemental prepared remarks about the completed fiscal quarter and year on the Investor Relations section of its website at www.ptc.com. Copies of the press release and the prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

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Section 8 - Other Events

Item 8.01.    Other Events.

Updated Long-Term Financial Targets

On October 24, 2018, PTC provided revised financial targets for the fiscal years ending September 30, 2021 (FY2021) and September 30, 2023 (FY2023) as a result of changes in our assumptions about our subscription mix and our financial statement effective tax rate.

Measure	FY2021 Target(1)	FY2023 Target(1)
Software Revenue	$1.6 Billion	$2.2 Billion
Total Revenue	$1.8 Billion	$2.4 Billion
Subscription Mix	95%	95%
Annual Recurring Software Revenue	98%	98%
Non-GAAP Operating Margin(2)	Low 30%	37%
Non-GAAP Tax Rate(2)	18% - 20%	18% - 20%
Non-GAAP EPS(2)	$3.80	$6.30
Free Cash Flow	$585 Million	$850 Million
(1)These future targets do not take into consideration the impact of ASC 606, which PTC adopted on October 1, 2018 (FY2019).
(2)These future non-GAAP financial targets cannot be reconciled to GAAP as the items that impact GAAP results that we generally exclude from our non-GAAP financial measures are not known nor estimable. Those items may cause our GAAP financial results to differ materially from our non-GAAP financial targets and results.

PTC has posted a Long-Term Financial Model Update presentation to the Investor Relations section of its website at www.ptc.com.

ASC 606 Adoption

The ASC 606 revenue recognition standard became effective for PTC on October 1, 2018 (FY19). For PTC, the principal difference between ASC 606 and historical revenue accounting rules relates to PTC’s subscription contracts. On-premise subscription contracts, which we recognized ratably over the term prior to October 1, 2018, will be unbundled into multiple performance obligations, i.e. license, cloud and support. The license portion of such subscription contracts (approximately 50% to 55%) will be recognized upfront and the cloud and support portions (approximately 45% to 50%) of such subscription contracts will be recognized ratably over the term. Primarily as a result of this accounting change, in connection with its adoption of ASC 606, PTC expects to record an adjustment to retained earnings of $350 million to $380 million related to deferred revenue and unbilled deferred revenue amounts, based on the historical difference of revenue calculated under the accounting rules in effect prior to October 1, 2018 and ASC 606. This adjustment will be reflected on PTC’s consolidated balance sheets for the first quarter of fiscal 2019 ending December 29, 2018. We estimate this adjustment will reduce future annual subscription revenue as follows: for FY’19: $200 million - $220 million; FY’20: $100 million - $105 million; FY’21: $35 million - $40 million; FY’22: $15 million. We expect that this will have a material adverse effect on reported revenue in FY’19 that will be only partially offset by the upfront revenue recognition of the license portion of new subscription contracts and renewals. In FY20 and beyond, we expect the adverse impact related to the retained earnings adjustment will be more than offset by upfront revenue recognition of the license portion of subscription contracts. Further, as of October 1, 2018, multi-year subscription contracts will now generally be structured to enable recurring revenue annually, but we expect subscription revenue to fluctuate throughout the year based on the timing of start dates for new and renewal bookings, which vary significantly quarter to quarter.

PTC will also be required to capitalize approximately $70 million of commissions paid on subscription contracts outstanding on October 1, 2018 (with a corresponding credit to retained earnings) and amortize that expense over five years. We expect that amount will be amortized as follows: FY’19: $20 million; FY’20: $19 million; FY’21: $16 million; FY’22 - FY’23: $15 million. We expect that the impact of the amortized commission expense will be offset by lower per period commission expense recognized under ASC 606 as future commissions will be amortized over five years.

The changes under ASC 606 are not expected to impact cash flows.

PTC has posted a presentation about the expected effects of its adoption of ASC 606 to the Investor Relations section of its website at www.ptc.com.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to future financial and growth expectations and targets and anticipated tax rates (including our FY21 and FY23 targets and expected tax rates), expected adjustments to retained earnings and capitalization and amortization of commission expenses in connection with the adoption of ASC 606, the expected effect of such adjustments and amortization on future periods and offsets to those effects are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, including: the macroeconomic and/or global manufacturing climates may deteriorate; customers may not purchase our solutions or convert existing support contracts to subscription when or at the rates we expect; our businesses, including our Internet of Things (IoT) and Augmented Reality businesses, may not expand and/or generate the revenue we expect; our estimates of the amount of the adjustment to retained earnings and capitalization and amortization of commission expenses in connection with the adoption of ASC 606 and the effects thereof on future periods may differ materially from the amounts we record; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license, subscription solutions, support and professional services could be different than we expect, which could impact our EPS results; our transition to subscription-only licensing could adversely affect sales and revenue; sales of our solutions as subscriptions may not have the longer-term effect on revenue and earnings that we expect; bookings associated with minimum commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; our strategic initiatives and investments may not generate the revenue we expect; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect; In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.
99.1    PTC Inc. press release dated October 24, 2018.
99.2    Prepared remarks posted by PTC Inc. on October 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: October 24, 2018	By:	/s/ Andrew Miller
Andrew Miller
Executive Vice President and Chief Financial Officer